EXHIBIT 7.1

                        PACIFIC GAS TRANSMISSION COMPANY
                       PACIFIC NORTHWEST GAS SYSTEM, INC.
                               708559 ALBERTA LTD.
                             2100 S.W. River Parkway
                             Portland, Oregon 97201

                                December 9, 1996


Edisto Resources Corporation
Energy Source, Inc.
Energy Source Canada, Inc.
10375 Richmond, Suite 300
Houston, Texas  77042

Gentlemen:

      Your acceptance of this letter will confirm our understanding and agreement regarding certain matters in connection with that certain Asset Purchase Agreement, dated November 15, 1996, by and among Edisto Resources Corporation, a Delaware corporation, Energy Source, Inc., a Texas corporation, Energy Source Canada, Inc., an Alberta, Canada corporation, Pacific Gas Transmission Company, a California corporation, Pacific Northwest Gas System, Inc., a California corporation, and 708559 Alberta Ltd., an Alberta, Canada corporation (the "Asset Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

      1. Pursuant to Section 2.3 of the Asset Purchase Agreement, the Closing Date shall be December 10, 1996; pursuant to Sections 1.8 and 2.3 of the Asset Purchase Agreement, the Effective Date shall be November 30, 1996.

      2. Section 3.1 of the Asset Purchase Agreement is hereby amended to provide that, subject to Sections 3.2 and 3.3 of the Asset Purchase Agreement, the aggregate consideration for the Assets is TWENTY MILLION SIX HUNDRED EIGHTY THREE THOUSAND FORTY AND NO/100 DOLLARS ($20,683,040).

      3. Pursuant to Section 3.2(b) of the Asset Purchase Agreement, the parties agree and acknowledge that the July A/R Reserve shall be $1,800,000, and the other
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Energy Source, Inc.
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            components of Adjusted Working Capital and Fixed Assets of Sellers
            as of July 31, 1996, are as set forth on Schedule 3.2B to the Asset Purchase Agreement.

      4. Pursuant to Section 3.3(b) of the Asset Purchase Agreement, the parties agree and acknowledge that the Allowance Percentage shall be zero percent.

      5. With respect to the PanEnergy dispute and the Panhandle Eastern balancing penalty dispute described in Item II and number 5 of Item IV of Schedule 4.11 to the Disclosure Letter, as amended to date, and any other disputes with PanEnergy relating to the production months prior to November 1, 1996 (the "PanEnergy Matter"), the parties agree and acknowledge that all rights and obligations of Sellers in and to the PanEnergy Matter, including, without limitation, any rights in tort, in contract or otherwise, shall be retained by Sellers, and Schedule 2.1B of the Asset Purchase Agreement is hereby amended to include the PanEnergy Matter as an Excluded Asset. The PanEnergy Matter shall not be an Assumed Liability, and Purchaser does not assume, and shall not be treated as having assumed, any liability or obligation with respect to the PanEnergy Matter. Without regard to any limitations on indemnity set forth in the Asset Purchase Agreement, Sellers and Stockholder shall, and hereby do, jointly and severally indemnify, hold harmless and defend the Sellers' Indemnified Parties at all times from and after the date hereof, from and against any and all Damages which are paid, incurred or suffered by or asserted against the Sellers' Indemnified Parties by any Person resulting or arising from or incurred in connection with the PanEnergy Matter.

      6. Purchaser agrees to assume at Closing certain intercompany loans from Stockholder to Sellers in the amount (including accrued but unpaid interest through December 9, 1996) of $16,934,544 plus per diem interest of $4,257 from (but not including) December 9, 1996 through and including the Closing Date, such per diem interest accruing after December 9, 1996 being payable by Purchaser to Stockholder within two days after Closing (the "Stockholder Loans"), and Pacific Northwest further agrees to repay the Stockholder Loans at Closing. To reflect such assumption and repayment of the Stockholder Loans, the Asset Purchase Agreement is hereby amended as follows:

            (a)   Section 3.4(viii) is added, to read as follows:
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                  and (viii) the obligations of Sellers to repay to Stockholder all principal and accrued but unpaid interest on the subordinated loans made by Stockholder to Sellers during November 1996, and any subsequent subordinated loans made by Stockholder to Sellers prior to the Closing Date, not to exceed a total payment, including accrued but unpaid interest through December 9, 1996, of $16,934,544 plus per diem interest of $4,257 from (but not including) December 9, 1996 through and including the Closing Date, (the "Stockholder Loans")."

            (b)   Section 9.5 is amended to provide in its entirety as follows:

                  "9.5 REPAYMENT OF SUBORDINATED DEBT. On or prior to the Closing Date, Sellers shall repay to Stockholder all principal and accrued but unpaid interest on the subordinated loans from Stockholder to Sellers in excess of the amounts assumed by Purchaser pursuant to Section 3.4(viii).

            (c)   Section 11.8 is added to provide as follows:

                  "11.8 REPAYMENT OF STOCKHOLDER LOANS. Purchaser shall have repaid the principal and accrued but unpaid interest through December 9, 1996 on the Stockholder Loans in an amount not to exceed $16,934,544."

      7. Pursuant to Section 3.6 of the Asset Purchase Agreement, the parties agree and acknowledge that the total consideration for the Assets (including the Assumed Liabilities) shall be allocated among the Assets as set forth on Exhibit A hereto.

      8. With respect to all of the Contracts between Chandler Energy Inc. (or NESI Energy Marketing Canada Ltd., which is the new name of Chandler Energy Inc., referred to herein as "Chandler") and ES Canada (the "Chandler/NESI Contracts"), the parties agree and acknowledge that all rights and obligations of Sellers in and to the Chandler/NESI Contracts, including but not limited to accounts receivable related thereto and all rights in tort, contract or otherwise, shall be retained by Sellers, and Schedule 2.1B of the Asset Purchase Agreement is hereby amended to include the Chandler/NESI Contracts and related accounts receivable and other rights as Excluded Assets. The Chandler/NESI Contracts and all matters related thereto or arising therefrom shall not be Assumed Liabilities, and Purchaser does not assume,
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            and shall not be treated as having assumed, any liability or obligation related to or arising out of the Chandler/NESI Contracts. The Sellers and Stockholder represent and warrant that Exhibit B attached hereto contains a true, correct and complete list of all of the Chandler/NESI Contracts. The Sellers and Stockholder represent and warrant that Exhibit C attached hereto contains a true, correct and complete list of all of Contracts between Chandler and ESI, which Contracts are being assigned to Purchaser pursuant to the Asset Purchase Agreement. Without regard to any limitations on indemnity set forth in the Asset Purchase Agreement, Sellers and Stockholder shall, and hereby do, jointly and severally indemnify, hold harmless and defend the Sellers' Indemnified Parties at all times from and after the date hereof, from and against any and all Damages which are paid, incurred or suffered by or asserted against the Sellers' Indemnified Parties by any Person resulting or arising from or incurred in connection with the Chandler/NESI Contracts.

      9. With respect to all of the Contracts between Tarpon Gas Marketing Ltd. ("Tarpon") and ES Canada (the "Tarpon Contracts"), the parties agree and acknowledge that all rights and obligations of Sellers in and to the Tarpon Contracts, including but not limited to all rights in tort, contract or otherwise, shall be retained by Sellers, and
            Schedule 2.1B of the Asset Purchase Agreement is hereby amended to include the Tarpon Contracts and related accounts receivable as Excluded Assets. The Tarpon Contracts and all matters related thereto or arising therefrom shall not be Assumed Liabilities, and Purchaser does not assume, and shall not be treated as having assumed, any liability or obligation related to or arising out of the Tarpon Contracts. The Sellers and Stockholder represent and warrant that (i) Exhibit D attached hereto contains a true, correct and complete list of all of the Tarpon Contracts and (ii) ESI is not a party to any contracts or agreements with Tarpon and no such contracts or agreements shall be Assumed Liabilities. Without regard to any limitations on indemnity set forth in the Asset Purchase Agreement, Sellers and Stockholder shall, and hereby do, jointly and severally indemnify, hold harmless and defend the Sellers' Indemnified Parties at all times from and after the date hereof, from and against any and all Damages which are paid, incurred or suffered by or asserted against the Sellers' Indemnified Parties by any Person resulting or arising from or incurred in connection with the Tarpon Contracts.

      10. With respect to all of the Contracts between MultiEnergies, Inc. ("MultiEnergies") and ES Canada (the "MultiEnergies Contracts"), the parties agree
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            and acknowledge that all rights and obligations of Sellers in and to the MultiEnergies Contracts, including but not limited to accounts receivable related thereto and all rights in tort, contract or otherwise, shall be retained by Sellers, and Schedule 2.1B of the Asset Purchase Agreement is hereby amended to include the MultiEnergies Contracts and related accounts receivable as Excluded Assets. The MultiEnergies Contracts and all matters related thereto or arising therefrom shall not be Assumed Liabilities, and Purchaser does not assume, and shall not be treated as having assumed, any liability or obligation related to or arising out of the MultiEnergies Contracts or any transactions engaged in by Sellers with respect thereto or the receivables thereunder. The Sellers and Stockholder represent and warrant that (i) Exhibit E attached hereto contains a true, correct and complete list of all of the MultiEnergies Contracts and (ii) ESI is not a party to any contracts or agreements with MultiEnergies and no such contracts or agreements shall be Assumed Liabilities. Without regard to any limitations on indemnity set forth in the Asset Purchase Agreement, Sellers and Stockholder shall, and hereby do, jointly and severally indemnify, hold harmless and defend the Sellers' Indemnified Parties at all times from and after the date hereof, from and against any and all Damages which are paid, incurred or suffered by or asserted against the Sellers' Indemnified Parties by any Person resulting or arising from or incurred in connection with the MultiEnergies Contracts or any transactions engaged in by Sellers with respect thereto or the receivables thereunder.

      11. Terms used in this paragraph 11 that are not otherwise defined herein or in the Asset Purchase Agreement shall have the meaning set forth below. If, with respect to any customer listed on Exhibit F hereto from which ES Canada has Effective Date Receivables, such customer files for protection from creditors within 60 days after the Effective Date under any state, federal or foreign bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors (such customer being referred to herein as a "Bankrupt Customer" and the date of such filing being referred to herein as the "Bankruptcy Date"), then Sellers shall pay to Purchaser the Bankrupt Customer Reimbursement Amount for such Bankrupt Customer. Such payment shall be made in cash by check or wire transfer within sixty (60) days after delivery by Purchaser to Sellers of a written calculation of the Bankrupt Customer Reimbursement Amount for such Bankrupt Customer. If at any time, and from time to time, thereafter it is determined that (i) the amount of the Effective Date Offset Payables that are allowed as an offset against the Effective
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            Date Bankrupt Customer Receivables is different from the amount thereof used in calculating the Bankrupt Customer Reimbursement Amount, (ii) Purchaser is required to fulfill all or any part of one or more of the contracts (or uncompleted portions thereof) with a Bankrupt Customer that were treated as being canceled for purposes of calculating the Bankrupt Customer Reimbursement Amount, or (iii) errors were made in calculating the Bankrupt Customer Reimbursement Amount in accordance with the provisions hereof, then the Bankrupt Customer Reimbursement Amount shall be recalculated based on the amount of Effective Date Offset Payables then allowed as offsets, the Mark to Market Gain with respect to contracts then cancelable and the elimination of any errors in calculation, and any underpayment shall be promptly paid by Sellers to Purchaser and any overpayment shall promptly be paid by Purchaser to Sellers. Purchaser shall use commercially reasonable efforts to mitigate damages resulting from the filing for protection from creditors by any Bankrupt Customer. For purposes of this paragraph 11, the following terms shall have the meanings as set forth below:

            (a) "Bankrupt Customer Effective Date Receivables" shall mean the Effective Date Receivables that are still owed and unpaid by the Bankrupt Customers as of the Bankruptcy Date for the Bankrupt Customer.

            (b) "Bankrupt Customer Reimbursement Amount" with respect to a Bankrupt Customer shall mean the amount (if positive) of the Bankrupt Customer Effective Date Receivables for the Bankrupt Customer minus the Effective Date Offset Payables for the Bankrupt Customer minus the Mark to Market Offset for the Bankrupt Customer.

            (c) "Effective Date Offset Payables" shall mean the amount of any payables owed by Sellers to a Bankrupt Customer with respect to transactions occurring on or prior to the Effective Date that are subject to offset against the Bankrupt Customer Effective Date Receivables.

            (d) "Effective Date Receivables" shall mean all unpaid accounts receivable owed by a customer to Sellers with respect to transactions occurring on or prior to the Effective Date.
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            (e)   "Mark to Market Gain" means the amount of the net gain, if any, that would have been realized by Purchaser if, on the Bankruptcy Date, the Purchaser had canceled all uncompleted portions of all contracts with the Bankrupt Customer and replaced such uncompleted portions of contracts with new contracts at then existing market prices.

            (f) "Mark to Market Offset" means an amount equal to the Mark to Market Gain, if any, multiplied by a fraction the numerator of which is the amount of the Bankrupt Customer Effective Date Receivables and denominator of which is the total of all receivables owing by the Bankrupt Customer to Purchaser as of the Bankruptcy Date (including, but not limited to, the Bankrupt Customer Effective Date Receivables).

      12. Stockholder has transferred to the payroll account of ESI (which is an account being transferred to Purchaser) the amount of $371,764.20 to fund stay bonuses and over three week vacation payments payable by ESI to ESI employees in the same aggregate amount and has executed checks payable to such ESI employees for such amounts which will be delivered after the Closing. Purchaser further agrees to prepare or cause to be prepared consolidated Forms W-2 with respect to payroll amounts paid to Sellers' transferred employees by Sellers and Purchaser during 1996.

      13. The Effective Date of the Asset Purchase Agreement is prior to the Closing Date. The Asset Purchase Agreement, as amended hereby, provides that, subject to specified limitations, the benefits and liabilities of the Assets and Business pass to Purchaser as of 11:59 p.m. on the Effective Date. The parties acknowledge that such provisions in the Asset Purchase Agreement and any other provisions requiring assumption of items by Purchaser as of the Effective Date shall not in any way limit, restrict or otherwise change the obligations and liabilities of Sellers and Stockholder to indemnify Purchaser with respect to any breaches of (i) covenants of Sellers or Stockholder set forth herein or in the Asset Purchase Agreement, as amended hereby, or (ii) representations or warranties made by Sellers or Stockholder herein or in the Asset Purchase Agreement or as of the Closing Date as a result of the certificate delivered to Purchasers in accordance with Section 10.1 of the Asset Purchase Agreement. Thus, Purchaser shall not be responsible for or assume, and Sellers and Stockholder shall jointly and severally indemnify the Sellers' Indemnified Parties (pursuant to and subject to the limitations of Section 14 of the Asset Purchase
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            Agreement) for, any breaches of covenants set forth herein or in the
            Asset Purchase Agreement, as amended hereby, and any breaches of representations and warranties that are made by Sellers or Stockholder herein or in the Asset Purchase Agreement or as of the Closing Date as a result of the certificate delivered to Purchasers in accordance with Section 10.1 of the Asset Purchase Agreement, even if the events that give rise to such breaches occur after the Effective Date.

      14. The Asset Purchase Agreement is hereby amended in the following respects:

            (a) Section 2.1 is amended to add the following to the end of the last sentence of such Section:

                  "; provided that Purchaser specifically does not assume any liabilities relating to or arising out of (a) the operation of the Business or the ownership or use of any of the Assets after the Effective Date but before the Closing Date to the extent such liabilities result from the gross negligence or willful misconduct of Sellers, or (b) matters that constitute a breach of any representation, warranty or covenant of Sellers or Stockholder set forth herein or made as of the Closing Date pursuant to the provisions of Section 10.1."

            (b) Section 3.4(i) is amended to add the following to the end of such provision:

                  "or (E) for matters that constitute a breach of any representation, warranty or covenant of Sellers or Stockholder set forth herein or made as of the Closing Date pursuant to the provisions of Section 10.1."

            (c) The proviso beginning in line six of Section 3.4(v) is amended in its entirety to provide as follows:

                  "provided that Purchaser specifically does not assume any liabilities relating to or arising out of (a) the operation of the Business or the ownership or use of any of the Assets after the Effective Date but before the Closing Date to the extent such liabilities result from the gross negligence or willful misconduct of Sellers, or (b) matters that constitute a breach of any representation, warranty or covenant of Sellers or Stockholder set forth herein or made as of the Closing Date pursuant to the provisions of Section 10.1."
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            (d)   Section 7(c) is amended to add the following to the end of such Section:

                  "(except for matters that result from or arise out of (i) actions of Sellers or Stockholder that constitute gross negligence or willful misconduct or (ii) breaches of covenants of Sellers or Stockholder set forth herein or breaches of representations or warranties made by Sellers or Stockholder herein (including, but not limited to, those made as of the Closing Date pursuant to the provisions of Section 10.1))."

            (e) Section 14.2(iv) is amended in its entirety to provide as follows:

                  "(iv) the operation of the Business by Purchaser and the ownership and use of the Assets after the Effective Date, except for (a) matters resulting from or arising out of actions of Sellers or Stockholder that constitute gross negligence or willful misconduct and (b) matters that constitute a breach of any covenant, representation or warranty of Sellers or Stockholder set forth herein or made as of the Closing Date pursuant to the provisions of Section 10.1; and"

            (f) Item I of Schedule 2.1A is amended in its entirety to provide as follows:

                  "I. PREPAID EXPENSES AND CURRENT ASSETS. All assets in existence on the Closing Date that are of the type, or are included in the categories, of assets that are included in the calculation of Adjusted Working Capital."

      15. The parties agree that the officers and key employees of Sellers who are listed on Schedule 10.7 of the Asset Purchase Agreement shall be given credit for their respective periods of employment with Sellers in accordance with Section 8(c)(ii) of each such officer's or key employee's employment agreement with Purchaser.

      16. Without regard to any limitations on indemnity set forth in the Asset Purchase Agreement, Purchaser shall indemnify, hold harmless and defend the Purchaser Indemnified Parties at all times from and after the date hereof, from and against any and all Damages which are paid, incurred or suffered by or asserted against the Purchaser Indemnified Parties by any Person resulting or arising from or incurred in
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            connection with the guaranty of Canadian dollars $147,000 by ES
            Canada with respect to debt of CEG owed to Toronto Dominion Bank. Purchaser agrees to use commercially reasonable efforts to arrange for the release of such guaranty, such release to be obtained within 60 days after the date hereof.

      17. Stockholder acknowledges and agrees that its guarantee obligations set forth in Section 21.1 of the Asset Purchase Agreement shall cover and include the amendments to the Asset Purchase Agreement set forth in this letter as well as the obligations of Sellers described in this letter. PGT acknowledges and agrees that its guarantee obligations set forth in Section 21.2 of the Asset Purchase Agreement shall cover and include the amendments to the Asset Purchase Agreement set forth in this letter as well as the obligations of Purchaser described in this letter.

      If the foregoing represents your understanding of our mutual agreement regarding the matters set forth herein, please execute this letter where indicated below.

                            Sincerely,

                            PACIFIC NORTHWEST GAS SYSTEM, INC.


                            By: /S/ STEPHEN P. REYNOLDS
                            Name: Stephen P. Reynolds
                            Title: President & CEO


                            708559 ALBERTA LTD.


                            By: /S/ STEPHEN P. REYNOLDS
                            Name: Stephen P. Reynolds
                            Title: Authorized Representative
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December 9, 1996
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                            PACIFIC GAS TRANSMISSION COMPANY


                            By: /S/ STEPHEN P. REYNOLDS
                            Name: Stephen P. Reynolds
                            Title: President and Chief Executive Officer

ACCEPTED AND AGREED TO:

EDISTO RESOURCES CORPORATION


By: /S/ MICHAEL Y. MCGOVERN
Name: Michael Y. McGovern
Title: Chairman


ENERGY SOURCE, INC.


By: /S/ DAVID J. TUDOR
Name: David J. Tudor
Title: Chairman and President


ENERGY SOURCE CANADA, INC.


By: /S/ DAVID J. TUDOR
Name: David J. Tudor
Title: Chairman